UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 12, 2009 (May 11, 2009)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2009, Cell Therapeutics, Inc. (the “Company”) entered into a letter agreement with Rodman & Renshaw, LLC, as placement agent (the “Engagement Letter”), relating to the proposed offering of securities of the Company. A copy of the Engagement Letter is attached hereto as Exhibit 1.1.

On May 11, 2009, the Company also entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and the purchaser named therein (the “Purchaser”). A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. Pursuant to the Purchase Agreement, the Company agreed to issue to the Purchaser in a registered offering 16,000,000 shares of its common stock, no par value (“Common Stock”), and warrants to purchase up to 4,800,000 shares of Common Stock. The purchase price for one share of Common Stock and a warrant exercisable for .30 shares of Common Stock is $1.25.

Each warrant to purchase shares of Common Stock will have an exercise price of $1.40 per share. The warrants are immediately exercisable and will terminate on May 11, 2014. A form of the Common Stock Purchase Warrant is attached hereto as Exhibit 4.1.

The offer and sale of the Common Stock and warrants (and the shares of Common Stock issuable upon exercise of the warrants) are registered under the Securities Act of 1933, as amended, on a registration statement on Form S-3 (File No. 333-158272).

The sale of the Common Stock and warrants was consummated at a closing immediately after the signing of the Purchase Agreement. The Company received net proceeds of approximately $18.75 million after deducting estimated expenses of $1,250,000, including placement agent fees.

The descriptions of terms and conditions of the Engagement Letter, the Purchase Agreement, and the Common Stock Purchase Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Letter, which is attached hereto as Exhibit 1.1 and incorporated herein by reference, the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the Common Stock Purchase Warrant, the form of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Attached as Exhibit 5.1 to this Form 8-K is the opinion of Stradling Yocca Carlson & Rauth relating to the legality of the shares of Common Stock and the warrants.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, entitled “Cell Therapeutics, Inc. Announces Single Institutional Investor Purchases $20 Million of Common Stock and Warrants,” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached with this report on Form 8-K:

Exhibit Number	Description
1.1	Letter Agreement, dated May 11, 2009, by and between Cell Therapeutics, Inc. and Rodman & Renshaw, LLC.

4.1	Form of Common Stock Purchase Warrant.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

10.1	Securities Purchase Agreement, dated May 11, 2009, by and between Cell Therapeutics, Inc. and the Purchaser.

99.1	Press Release, dated May 11, 2009, entitled “Cell Therapeutics, Inc. Announces Single Institutional Investor Purchases $20 Million of Common Stock and Warrants.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: May 12, 2009	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description
1.1	Letter Agreement, dated May 11, 2009, by and between Cell Therapeutics, Inc. and Rodman & Renshaw, LLC.

4.1	Form of Common Stock Purchase Warrant.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

10.1	Securities Purchase Agreement, dated May 11, 2009, by and between Cell Therapeutics, Inc. and the Purchaser.

99.1	Press Release, dated May 11, 2009, entitled “Cell Therapeutics, Inc. Announces Single Institutional Investor Purchases $20 Million of Common Stock and Warrants.”